Analyst Contacts:    Thad Vayda                News Release
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Diane Vento
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Media Contact:        Guy A. Cantwell            FOR RELEASE: November 10, 2013
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TRANSOCEAN LTD. ANNOUNCES AGREEMENT WITH ICAHN GROUP
PROVIDES UPDATE ON MLP AND MARGIN IMPROVEMENT EFFORTS

ZUG, SWITZERLAND-Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today announced that it entered into an agreement with Carl Icahn and certain investment funds managed by Mr. Icahn (the "Icahn Group"). Under the terms of the agreement, Transocean’s Board of Directors has agreed to propose and support at the Company’s 2014 Annual General Meeting (“AGM”) that the company’s shareholders approve the following:

•	A dividend out of additional paid-in capital in the amount of $3 per share, subject to applicable law;

•
The re-election of Samuel Merksamer and election of Vincent Intrieri to its Board of Directors. Mr. Merksamer is employed by Icahn Capital LP, a subsidiary of Icahn Enterprises L.P., and was elected to the Company's Board of Directors at its 2013 annual general meeting. Mr. Intrieri has been employed by Icahn-related entities since October 1998 in various investment-related capacities; and

•
A reduction of the maximum number of directors on its Board of Directors to eleven (11) from fourteen (14). The Board previously proposed that shareholders approve a reduction in the maximum number of directors at the 2011 AGM but the presence quorum required under the Company’s articles of association was not satisfied and the proposal was not voted upon. If the required quorum at the 2014 AGM is not satisfied, the Board intends to leave three seats vacant.

As part of the agreement, and in addition to certain standstill restrictions, the Icahn Group has agreed to vote in favor of the Board’s slate of director nominees and certain other proposals Transocean’s Board may recommend at the 2014 AGM.

"We are pleased that Mr. Icahn recognizes the changes currently underway at Transocean and the continued focus of the Board and management on creating shareholder value. We anticipate that Mr. Merksamer and Mr. Intrieri will provide new perspectives and insights as the company continues to improve its long-term competitiveness and deliver value to all its stakeholders," said Steven L. Newman, President and Chief Executive Officer of Transocean Ltd.

Carl Icahn remarked, "I am pleased that the Board has agreed to add Vince Intrieri as a nominee, and to reduce the Board size to eleven and I am especially happy about the commitment to pursue a MLP, raise the dividend and increase margins by $800 million through cost cutting and increased efficiency. I believe that Transocean is now on the road to realize its great potential. We look forward to continued collaboration with the Board of Directors and management."

The agreement has been filed with the U.S. Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K and will be viewable with Transocean’s recent filings at www.sec.gov on the next trading day following this press release and immediately through the company’s website, www.deepwater.com by selecting the Investor Relations tab.

Additionally, as the result of an extensive evaluation, the company has concluded that a Master Limited Partnership-type yield vehicle (“MLP”) could complement its capital structure by providing additional financial flexibility, and enhance the execution of its asset strategy. The initial public offering of an MLP is anticipated to be completed around the middle of 2014 with a minority interest sold at that stage. The anticipated offering is subject to the approval of Transocean’s Board of Directors, market conditions and the effectiveness of a registration statement.

Transocean has previously discussed its objective of achieving additional efficiencies beyond those associated with the shore-based support infrastructure cost reduction initiative. In this regard, to continue to increase its competitiveness with its comparable peers, the Company is reiterating and clarifying its commitment to expand operating margins by an incremental $500 million, all else being equal, by the end of 2015 through operational improvements and additional cost reductions. The preliminary 2014 cost guidance provided by the Company on its third quarter 2013 conference call reflects this commitment. In conjunction with the previously disclosed $300 million in cost savings associated with the shore-based initiative, this represents a total targeted operating margin improvement of approximately $800 million by the end of 2015. As previously disclosed, the Company expects to realize approximately $200 million in cost savings related to the shore-based initiative by the end of 2014. Additionally, as a key element of its balanced capital allocation strategy, Transocean will continue to renew its fleet by investing in high-return, premium drilling rigs, both floaters and jackups.

Transocean’s senior executive team will provide an update on the various strategic initiatives underway at the Company to continue to improve its long-term competitiveness, including the MLP and margin improvement efforts, at its previously announced Analyst/Investor Day on November 21, 2013.

Forward-Looking Statements
The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which could be made include, but are not limited to, board recommendations, actions and dividend projections, growth and market positioning, and future company strategies and operational or financial results. Factors impacting these forward-looking statements include but are not limited to operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas and other factors, including those discussed in the company's most recent Form

10-K for the year ended December 31, 2012 and in the company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements including, without limitation, that our business plans may change as circumstances warrant, we may not ultimately form the MLP or offer its common units to the public and we may not be able to complete proposed actions on any timetable indicated. No registration statement is anticipated to be filed prior to March 2014, and any such registration statement would be subject to being declared effective by the SEC. No assurance can be given as to the value of any MLP, the price at which its securities may trade or whether a liquid market for its securities will develop or be maintained. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at www.deepwater.com.

Securities Law Legend

This press release or referenced documents does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and this press release does not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Any offer, solicitations to offer or any sales of securities will only be made in accordance with the registration requirements of the Securities Act of 1933 or an exemption therefrom. This Announcement is being issued pursuant to and in accordance with Rule 135 under the Securities Act of 1933. Investors must rely on their own evaluation of Transocean Ltd. and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean Ltd.

About Transocean
Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of, 80 mobile offshore drilling units consisting of 46 high-specification floaters (ultra-deepwater, deepwater and harsh-environment drilling rigs), 22 midwater floaters and 12 high-specification jackups. In addition, the company has seven ultra-deepwater drillships and five high-specification jackups under construction.

For more information about Transocean, please visit the website www.deepwater.com.